UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, the registrant, Encore Credit Corp., a direct wholly owned subsidiary of the registrant (“Encore”), and Wachovia Bank, National Association entered into Amendment No. 3 to the Master Repurchase Agreement (“Amendment No. 3”). The purpose of Amendment No. 3 was to amend the Master Repurchase Agreement, dated as of December 1, 2004, in order to amend the definition of “Maximum Aggregate Purchase Price,” an amount equal to $350 million, which extends through March 31, 2005. Amendment No. 3 is filed as Exhibit 10.1.

On March 4, 2005, the registrant, Encore and Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, amended the Master Repurchase Agreement with Merrill Lynch Bank USA (the “Master Repurchase Agreement”). The Master Repurchase Agreement was filed as Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on February 22, 2005. The Master Repurchase Agreement was amended in order to amend the definition of “Maximum Purchase Price,” which increased the amount from $300 million to $500 million, and to amend the definition of “Asset Value,” which increased various sublimit amounts relative to the increase in the Maximum Purchase Price.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 3 to the Master Repurchase Agreement, dated as of March 1, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

March 7, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 3 to the Master Repurchase Agreement, dated as of March 1, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association.